EQUITY PLEDGE AGREEMENT

This Equity Pledge Agreement (this “Agreement”) is entered into in ShenZhen on February 08, 2007 between the following parties:

Pledgee:
Party A: JingWei HengTong Technology (ShenZhen)  Co., Ltd. (经纬恒通科技（深圳）有限公司 )
Registration Address: Room 1605 B,Tianan Hi-tech Plaza Tower A,Tian An Cyber Park,Futian District,Shenzhen,China

Pledgor:
Party B: Mr. JianGuo Du
ID No. 310104640815041

Party C: Ms. AiLing Yin
ID No. 310104660918042

Party D: Ms. GuiLing Yin
ID No. 410802640601252

Party E: ShenZhen JingWei Communication Co., Ltd.(深圳经纬通信技术有限公司)
Registration Address: Tianxiang Building Block A 13th, Tian An Cyber Park, Futian District, Shenzhen.

WHEREAS:

1.  The Party A, the Pledgee, a wholly-owned foreign enterprise registered in ShenZhen, the People’s Republic of China (hereinafter “PRC”), has been licensed by the PRC relevant government authority to carry on the business of development and manufacturing of computer programs, technical consulting and service for self-produced products, receiving of the construction of internet system, sales of self-produced products (except the items not obtained the specified approval).

2.  Party E is a limited liability company duly incorporated and validly existing under the PRC law, which is licensed by relevant government authorities to engage in the internet information service value-added telecommunication service;

3.  Party B, Party C and Party D are shareholders of Party E, in which Party B owns 90%, Party C owns 8% and Party D owns 2% equity interests of Party E (collectively the “Equity Interest”);

4.  Party A made a loan in an amount of RMB 2,000,000 (hereinafter the “Loan”) to Party B, Party C and Party D and Party B, C and D pledged all their equity interest in Party E to Party A.

5.  Party A and Party E executed a “Exclusive Technology Consulting Services Agreement” (hereinafter “Technology Consulting Services Agreement” or “Service Agreement”) on February 08, 2007 with term of 10 years. Based on this agreement, Party E shall pay technical consulting and service fee (hereinafter the “Technology Consulting Service Fee” or “Service Fee”) to Party A for offering technical consulting and service.

Equity Pledge Agreement

6.  In order to ensure that Party B, C and D will perform their obligations under the Loan Agreement and the Pledgee can normally collect the Technology Consulting Service Fee from Party E, Party B, Party C and Party D (the “Pledgors”) agree to pledge all their equity interest in Party E as a security for the performance of the obligation under the Loan Agreement and payment of the Technology Consulting Service Fee under the Technology Consulting Service Agreement. As a result of the foregoing, Party A (the ‘Pledgee”) and Party B, C and D modified and restated the Original Equity Pledge Agreement.

NOW THEREFORE, the Pledgee and the Pledgors through mutual negotiations hereby enter into this Agreement based upon the following terms:

1.  Definitions and Interpretation: Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1  “Pledge”: refers to the full content of Article 2 hereunder.

1.2  “Equity Interest”: refers to all the equity interest in Party E legally held by the Pledgors.

1.3  “Rate of Pledge”: refers to the ratio between the value of the Pledge under this Agreement and the total amount of the Service Fee & the Loan.

1.4  “Term of Pledge”: refers to the period provided for under Article 3.2 hereunder.

1.5  “Principal Agreement”: refers to the Technology Consulting Service Agreement and the Loan Agreement.

1.6  “Event of Default”: refers to any event in accordance with Article 7.1 hereunder.

1.7  “Notice of Default”: refers to the notice of default issued by the Pledgee in accordance with this Agreement.

2.  Pledge: The Pledgors agree to pledge their equity interest in Party E to the Pledgee as a security for (i) their obligations under the Loan Agreement and (ii) their obligations of Party E under the Technology Consulting Service Agreement. Pledge under this Agreement refers to the rights owned by the Pledgee, who shall be entitled to a priority in receiving payment by the evaluation or proceeds from the auction or sale of the equity interest pledged by the Pledgors to the Pledgee.

3.  Rate of Pledge and Term of Pledge

3.1  The rate of Pledge: The rate of pledge shall be approximately 100%.

3.2  The term of Pledge

3.2.1  Pledge shall take effect as of the date when the equity interest under this Agreement is recorded in the Register of Shareholder of Party E and the term is two (2) years after the obligations under the Principal Agreements will have been fulfilled. The parties agree that, if situations allow, they will use their best efforts to register the pledge with the competent Administration for Industry and Commerce at the registration venue of the Party E. But the Agreement’s effectiveness is not subject to the registration unless the laws of China provide otherwise.

Equity Pledge Agreement

3.2.2  During the term of the Pledge, the Pledgee shall be entitled to dispose of the pledged assets in accordance with this Agreement in the event that Pledgors do not perform their obligation under the Loan Agreement and Party E fails to pay exclusive technology consulting service fee in accordance with the Technology Consulting Service Agreement.

4.  Physical Possession Of Documents

4.1  During the term of Pledge under this Agreement, the Pledgors shall deliver the physical possession of their Certificate of Capital Contribution and the Name List of Shareholder of Party E to the Pledgee within one (1) week as of the date of conclusion of this Agreement.

4.2  The Pledgee shall be entitled to collect the dividends for the equity interest.

4.3  The Pledge under this Agreement will be recorded in the Register of Shareholder of Party E.

5.  Representation and Warranty of Pledgors

5.1  The Pledgors are the legal owners of the equity interest pledged.

5.2  The Pledgors do not pledge the equity interest or the equity interest is not encumbered to any other person except for the Pledgee.

6.  Promises of Pledgors

6.1  During the effective term of this Agreement, the Pledgors promise to the Pledgee for its benefit that the Pledgors shall:

6.1.1  Not transfer or assign the equity interest, create or permit to create any pledges which may have an adverse effect on the rights or benefits of the Pledgee without prior written consent from the Pledgee;

6.1.2  Comply with and implement laws and regulations with respect to the pledge of rights; present to the Pledgee the notices, orders or suggestions with respect to the Pledge issued or made by the competent authority within five (5) days upon receiving such notices, orders or suggestions; and comply with such notices, orders or suggestions; or object to the foregoing matters at the reasonable request of the Pledgee or with consent from the Pledgee;

6.1.3  Timely notify the Pledgee of any events or any received notices which may affect the Pledgor’s equity interest or any part of its right, and any events or any received notices which may change the Pledgor’s any warranty and obligation under this Agreement or affect the Pledgor’s performance of its obligations under this Agreement.

Equity Pledge Agreement

6.2  The Pledgors agree that the Pledgee’s right to the Pledge obtained from this Agreement shall not be suspended or inhibited by any legal procedure launched by the Pledgor or any successors of the Pledgor or any person authorized by the Pledgor or any such other person.

6.3  The Pledgors promise to the Pledgee that in order to protect or perfect the security for the payment of the Loan and the Service Fee, the Pledgors shall execute in good faith and cause other parties who have interests in the pledge to execute all the title certificates, contracts, and perform actions and cause other parties who have interests to take action, as required by the Pledgee; and make access to exercise the rights and authorization vested in the Pledgee under this Agreement.

  6.4  The Pledgors promise to the Pledgee that they will execute all amendment documents (if applicable and necessary) in connection to the Certificate of Equity Interest with the Pledgee or its designated person (natural person or a legal entity), and provide the notice, order and decision to the Pledgee by who considers to be necessary within reasonable time.

6.5  The Pledgors promise to the Pledgee that they will comply with and perform all the guarantees, covenants, warranties, representations and conditions for the benefits of the Pledgee. The Pledgors shall compensate all the losses suffered by the Pledgee for the reasons that the Pledgors do not perform or fully perform their guarantees, covenants, warranties, representations and conditions.

7.  Event Of Default

7.1  The following events shall be regarded as the events of default:

7.1.1  Pledgors fail to perform the obligations under the Loan Agreement;

7.1.2  Party E fails to make full payment of the Service Fee as scheduled under the Service Agreement;

7.1.3  The Pledgor makes any material misleading or mistaken representations or warranties under Article 5 herein, and/or the Pledgor breaches any warranties under Article 5 herein;

7.1.4  The Pledgor breaches the covenants under Article 6 herein;

7.1.5  The Pledgor breaches the term or condition herein;

7.1.6  The Pledgor waives the pledged equity interest or transfers or assigns the pledged equity interest without prior written consent from the Pledgee;

7.1.7  The Pledgor’s any external loan, security, compensation, covenants or any other compensation liabilities (1) are required to be repaid or performed prior to the scheduled date due to breach; or (2) are due but can not be repaid or performed as scheduled and thereby cause the Pledgee to believe that the Pledgor’s capacity to perform the obligations herein is affected;

  7.1.8  Party E is incapable of repaying the general debt or other debt;

  7.1.9  This Agreement is illegal or the Pledgor is not capable of continuing to perform the obligations herein due to any reason except force majeure;

Equity Pledge Agreement

7.1.10  The property of the Pledgor is adversely changed causing the Pledgee to believe that the capability of the Pledgor to perform the obligations herein is affected;

7.1.11  The successors or agents of the Party E are only able to perform a portion of or refuse to perform the payment obligation under the Service Agreement;

7.1.12  The breach of the other terms by action or inaction under this agreement by the Pledgor.

7.2  The Pledgor shall immediately give a written notice to the Pledgee if the Pledgor is aware of or find that any event under Article 7.1 herein or any event that may result in the foregoing events has happened or is going on.

7.3  Unless the event of default under Article 7.1 herein has been solved to the Pledgee’s satisfaction, the Pledgee, at any time when the event of default happens or thereafter, may give a written notice of default to the Pledgor and require the Pledgor to immediately make full payment of the loan and the outstanding service fees under the Service Agreement and other payables or exercise the Pledge right in accordance with Article 8 herein.

8.  Exercise of the Pledge

8.1  The Pledgor shall not transfer or assign the equity interest without prior written approval from the Pledgee prior to the full repayment of the loan or the consulting and service fee under the Service Agreement (whichever date last occurs).

8.2  The Pledgee shall give a notice of default to the Pledgor when the Pledgee exercises the right of pledge.

8.3  Subject to Article 7.3, the Pledgee may exercise the right of pledge at any time when the Pledgee gives a notice of default in accordance with Article 7.3 or thereafter.

8.4  The Pledgee is entitled to a priority in receiving payment by the evaluation or proceeds from the auction or sale of whole or part of the equity interest pledged herein in accordance with legal procedure until the unpaid Service Fees under the Service Agreement, the outstanding debt and all other payables of Pledgors under Loan Agreement are repaid.

8.5  The Pledgor shall not hinder the Pledgee from exercising the right of pledge in accordance with this Agreement and shall give necessary assistance so that the Pledgee could realize his Pledge.

9.  Assignment

  9.1  The Pledgor shall not donate or transfer its rights and obligations herein without prior consent from the Pledgee.

  9.2  This Agreement shall be binding upon the Pledgor and his successors and be binding on the Pledgee and his each successor and assignee.

Equity Pledge Agreement

  9.3  The Pledgee may transfer or assign his all or any rights and obligations under the Service Agreement and Loan Agreement to any individual specified by it (natural person or legal entity) at any time. In this case, the assignee shall enjoy and undertake the same rights and obligations herein of the Pledgee as if the assignee is a party hereto. When the Pledgee transfers or assigns the rights and obligations under the Service Agreement and Loan Agreement, and such transfer shall only be subject to a written notice serviced to Pledgors, and at the request of the Pledgee, the Pledgors shall execute the relevant agreements and/or documents with respect to such transfer or assignment.

  9.4  After the Pledgee’s change resulting from the transfer or assignment, the new parties to the pledge shall execute a new pledge contract.

10.  Effectiveness and Term: The agreement is effective as of the date first set forth above and from the date when the pledge is recorded on the Register of Shareholder of Party E. This Agreement will replace the Original Equity Pledge Agreement upon its effectiveness.

11.  Termination: This Agreement shall not be terminated until the loan under the Loan Agreement and the service fees under the Technology Consulting Service Agreement are paid off and the pledgors will not undertake any obligations under the Loan Agreement and Party E will not undertake any obligations under the Service Agreement any more, and the Pledgee shall cancel or terminate this Agreement within reasonable time as soon as practicable.

12.  Formalities Fees And Other Charges

  12.1  The Pledgors shall be responsible for all the fees and actual expenses in relation to this Agreement including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges. If the Pledgee pays the relevant taxes in accordance with the laws, the Pledgor shall fully indemnify the Pledgee such taxes paid by the Pledgee.

  12.2  The Pledgors shall be responsible for all the fees (including but not limited to any taxes, formalities fees, management fees, litigation fees, attorney’s fees, and various insurance premiums in connection with disposition of Pledge) incurred by the Pledgor for the reason that the Pledgors fail to pay any payable taxes, fees or charges for other reasons which cause the Pledgee to recourse by any means or ways.

13.  Force Majeure

  13.1  Force Majeure, which includes but not limited to acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, refers to any unforeseen events beyond the party’s reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party’s reasonable control. The effected party by Force Majeure shall notify the other party of such event resulting in exemption promptly.

  13.2  In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, both parties agree to resume the performance of this Agreement with their best efforts.

Equity Pledge Agreement

14.  Confidentiality: The parties of this agreement acknowledge and make sure that all the oral and written materials exchanged relating to this contract are confidential. All the parties have to keep them confidential and can not disclose them to any other third party without other parties’ prior written approval, unless: (a) the public know and will know the materials (not because of the disclosure by any contractual party); (b) the disclosed materials are required by laws or stock exchange rules; or (c) materials relating to this transaction are disclosed to parties’ legal consultants or financial advisors, however, who have to keep them confidential as well. Disclosure of the confidential by Employees or hired institutions of the parties is deemed as the act by the parties, therefore, subjecting them to liability.

15.  Dispute Resolution

  15.1  This Agreement shall be governed by and construed in accordance with the PRC law.

  15.2  The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration. The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties.

16.  Notice: Any notice which is given by the parties hereto for the purpose of performing the rights and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the parties hereto or the address advised in writing including facsimile and telex from time to time.

17.  Entire Contract: Notwithstanding Article 10, all parties agree that this Agreement constitute the entire agreement of the Parties with respect to the subject matters therein upon its effectiveness and supersedes and replaces all prior oral and/or written agreements and understandings (including but not limited to the Original Equity Pledge Agreement) relating to this Agreement.

18.  Severability: Any provision of this Agreement which is invalid or unenforceable because of inconsistent with the relevant laws shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

19.  Appendices: The appendices to this Agreement are entire and integral part of this Agreement.

20.  Amendment or Supplement

Equity Pledge Agreement

 20.1  Parties may amend and supply this Agreement with a written agreement. The amendment and supplement duly executed and signed by Both Parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

  20.2  This agreement and any amendments, modification, supplements, additions or changes hereto shall be in writing and come into effect upon being executed and sealed by the parties hereto.

21.  Copies of the Agreement: This Agreement is executed by English in 5 copies; each Party holds one and each original has the same legal effects.

Appendix:

1.  Resolution of the General Shareholders’ Meeting of ShenZhen JingWei Communication Co., Ltd.

2.  Register of Shareholders of ShenZhen JingWei Communication Co., Ltd.

Pledgee:
Party A: JingWei HengTong Technology (ShenZhen)  Co., Ltd.
Legal Representative/Authorized Representative:

Seal:

Pledgor:
Party B: Mr. JianGuo Du

Signature:

Party C: Ms. AiLing Yin

Signature:

Party D: Ms. GuiLing Yin

Signature:

Party E: ShenZhen JingWei Communication Co., Ltd.
Legal Representative/Authorized Representative:

Seal:

Equity Pledge Agreement

Appendix 1:

Resolution of the General Shareholders’ Meeting of ShenZhen JingWei Communication Co., Ltd.

As for the Modified and Restated Equity Pledge Agreement executed on February 08, 2007 between the shareholders of ShenZhen JingWei Communication Co., Ltd. (the “Company”) and JingWei HengTong Technology (ShenZhen)  Co., Ltd., the General Shareholders’ meeting of the Company made a resolution unanimously as follows:

Approve the shareholders of the Company to pledge all their equity interest of the company to JingWei HengTong Technology (ShenZhen)  Co., Ltd..

The resolution was executed and submitted on February 08, 2007 by the following shareholders:

Mr. JianGuo Du

Signature:

Ms. AiLing Yin

Signature:

Ms. GuiLing Yin

Signature:

Equity Pledge Agreement